Exhibit 10.45

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty”) is executed as of November 13, 2013, by ESH HOSPITALITY, INC. (f/k/a ESH Hospitality LLC), a Delaware corporation, having its principal place of business at 11525 N. Community House Rd., Suite 100, Charlotte, NC 28277 (together with its successors and assigns, “Guarantor”) for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION as trustee for the Extended Stay America Trust 2013-ESH Commercial Mortgage Pass-Through Certificates, Series 2013-ESH (together with its successors and assigns, “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain (i) Promissory Note A-1, dated November 30, 2012 given by the entities signatories thereto (collectively, “Borrower”) to JPMorgan Chase Bank, N.A., as Co-Lender (“JPM”), in the principal sum of Seven Hundred Fifty-Six Million and No/100 Dollars ($756,000,000.00), (ii) Promissory Note A-2, dated November 30, 2012 given by Borrower to German American Capital Corporation, as Co-Lender (“GACC”), in the principal sum of Seven Hundred Fifty-Six Million and No/100 Dollars ($756,000,000.00), (iii) Promissory Note A-3 dated November 30, 2012, given by Borrower to Citigroup Global Markets Realty Corp., as Co-Lender (“Citi”), in the principal sum of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00), (iv) Promissory Note A-4 dated November 30, 2012, given by Borrower to Bank of America, N.A., as Co-Lender (“BofA”), in the principal sum of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00) and (v) Promissory Note A-5 dated November 30, 2012, by Borrower to Goldman Sachs Mortgage Company, as Co- Lender (“Goldman”; and together with JPM, GACC, Citi and BofA and each of their respective successors and assigns, “Original Lender”), in the principal sum of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00) (collectively, and together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”), Original Lender made a loan to Borrower (the “Loan”) which is secured by, inter alia, the liens and security interests of certain mortgages and deeds of trust, each dated as of November 30, 2012 (as the same may hereafter be amended, modified, restated, renewed or replaced, collectively, the “Security Instruments”), and is further evidenced by that certain Loan Agreement, dated as of November 30, 2012, among Borrower, Original Lender, ESA P Portfolio Operating Lessee Inc., a Delaware corporation, ESA Canada Operating Lessee Inc., an Ontario corporation, (collectively, “Operating Lessee”), New ESA P Portfolio Operating Lessee LLC and New ESA Canada Operating Lessee LLC, each a Delaware limited liability company (collectively, “Operating Lessee Holdco”) ESA Canada Properties Trust, a Delaware statutory trust (“Canadian Trust”), ESA Canada Administrator L.L.C., a Delaware limited liability company (together with Canadian Trust, “Canadian Owner”) and ESA P Portfolio MD Trust, a Delaware statutory trust (together with Canadian Owner, “Property Owner”) (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Loan Agreement”) and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Security Instruments, the “Loan Documents”);

WHEREAS, in connection with the origination of the Loan, Centerbridge Capital Partners, L.P., Paulson Advantage Plus Master LTD, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.F (AV) L.P., Blackstone Real Estate Partners VI.TE.2 L.P. and Blackstone Real Estate Holdings VI L.P. (collectively, the “Original Guarantor”) executed a Guaranty Agreement dated as of November 30, 2012 in favor of Original Lender; and

WHEREAS, Lender is the ultimate successor-in-interest to the Original Lender;

WHEREAS, Guarantor is the owner of all of the indirect interests in Borrower and is benefitting directly from the Loan; and

WHEREAS, in connection with a Public Sale, in accordance with Section 5.2.10(f) of the Loan Agreement, (a) Lender is simultaneously herewith executing and delivering for the benefit of Original Guarantor that certain Release Agreement relating to the Original Guaranty, and (b) Guarantor has agreed to execute this Guaranty in favor of Lender.

NOW, THEREFORE, in connection with the Public Sale and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance (either directly or through one or more of its Affiliates or other Persons) of the Guaranteed Obligations arising from and after the date of this Guaranty as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Guaranteed Obligations.

(a) As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.4(b) and Section 9.4(c) of the Loan Agreement.

(b) Notwithstanding anything to the contrary in this Guaranty or any of the other Loan Documents, the liability of Guarantor with respect to the Guaranteed Obligations set forth in Section 9.4(c) of the Loan Agreement shall not exceed Two Hundred Fifty-Two Million and No/100 Dollars ($252,000,000.00) plus any and all reasonable costs actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the enforcement of Section 9.4(c) of the Loan Agreement or collection of amounts due thereunder.

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(c) In addition to the limitations set forth in Section 1.2(b) above, the Guaranteed Obligations shall be limited to such liabilities or claims arising or incurred at a time when Borrower and the other Loan Parties are Controlled by (x) Guarantor or (y) any Person that Controls, is Controlled by or is under common Control with Guarantor (each of clauses (x) and (y), “Guarantor Related Party”); and, moreover, and without limiting the foregoing, Guarantor shall not have any liability under this Guaranty for any acts or omissions of (A) Lender (or its designee or any other purchaser at foreclosure (or deed or other transfer in lieu of foreclosure), or any transferee of Lender, its designee or such other purchaser, (unless such purchaser or transferee of Lender, its designee or such purchaser is a Guarantor Related Party) upon, or at any time after, a foreclosure (or deed or other transfer in lieu of foreclosure) on all or any portion of the Collateral with respect to the Collateral or portion thereof subject to foreclosure (or deed or other transfer in lieu of foreclosure), or (B) any Mezzanine Lender (or its designee or any other purchaser at foreclosure (or assignment or other transfer in lieu of foreclosure), or any transferee of such Mezzanine Lender, its designee or such other purchaser, (unless such purchaser or transferee of such Mezzanine Lender, its designee or such purchaser is a Guarantor Related Party) upon, or any time after, a foreclosure (or assignment or other transfer in lieu of foreclosure) on all or any portion of the collateral securing such Mezzanine Loan.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.     This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, Property Owner, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

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1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower, Property Owner or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower, Property Owner or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower, Property Owner and Lender of any other loan or credit agreement or of Borrower’s or Property Owner’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral, (e) the occurrence of any breach by Borrower or Property Owner or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower or Property Owner, or (i) any other action at any time taken or omitted by Lender, and, generally, except as expressly provided herein or in the other Loan Documents all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower, Property Owner and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

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1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Debt is paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, Principal, Property Owner or Operating Lessee or any other Loan Party liable for payment of any or all of the Guaranteed Obligations (to the extent not covered by insurance) for any payment made by Guarantor under or in connection with this Guaranty or otherwise. Upon repayment of the Debt and the Mezzanine Loans in full, the foregoing provisions of this Section 1.10 shall be of no further force and effect.

1.11 Release. Each Guarantor shall be released from its obligations under this Guaranty as of the date on which the conditions set forth in Section 5.2.10(f) of the Loan Agreement have been satisfied. Lender shall promptly, upon request, execute and deliver to Guarantor any instrument reasonably requested by Guarantor to evidence such release, provided that no such documentation shall be required to effectuate any such release.

1.12 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower. The term “Loan Party” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Loan Party or any interest in such Loan Party. The term “Property Owner” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Property Owner or any interest in Property Owner.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

To the extent permitted by applicable law, Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower, Property Owner and Lender, or any failure of Lender to notify Guarantor of any such action.

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2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Property Owner or any Guarantor.

2.3 Condition of Borrower, Property Owner or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Property Owner, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower, Property Owner or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, Property Owner or Guarantor, or any changes in the shareholders, partners or members of Borrower, Property Owner or Guarantor; or any reorganization of Borrower, Property Owner or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower or Property Owner has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower or Property Owner, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower, Property Owner or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors. Any full or partial release of the liability of Borrower or Property Owner on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

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2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Property Owner against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger. The reorganization, merger or consolidation of Borrower or Property Owner into or with any other corporation or entity.

2.12 Preference. Any payment by Borrower or Property Owner to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or Property Owner or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to Lender as of the date hereof as follows:

3.1 Benefit. Guarantor is an affiliate of Borrower and Property Owner, is the owner of a direct or indirect interest in Borrower and Property Owner, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with,    and has independently reviewed books and records regarding, the financial condition of the Borrower and Property Owner and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.7 No Plan Assets. Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Guaranty.

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3.8 ERISA. Guarantor shall not engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower and Property Owner, Principal or Operating Lessee to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower and Property Owner thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower and Property Owner (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Until repayment in full of the Debt, Guarantor shall not receive or collect, directly or indirectly, from Borrower or Property Owner any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s    relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower, Property Owner and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount

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equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s and Property Owner’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s and Property Owner’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower or Property Owner, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or Property Owner held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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5.2 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

If to Guarantor:	11525 North Community House Road
Charlotte, North Carolina 28277
Attention: Chief Legal Officer
Facsimile No.: (980) 335-3089
Attention: Chief Financial Officer
Facsimile No.: (980) 345-2090

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Harry R. Silvera, Esq.
Facsimile No.: (212) 859-4000

If to Lender:	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: CMBS – JPMorgan Chase, 2013- ESH
Telephone: 410-884-2000
Facsimile: 410-715-2380

with a copy to:	Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Building 82, 7th Floor
Overland Park, KS 66210
Attention: Executive Vice President – Division Head
Facsimile: 913-253-9733
Email: Notice Admin@midlandls.com

and:	Cadwalader, Wickersham & Taft LLP
1 World Financial Center
New York, New York 10281
Attention: William P. McInerney, Esq.
Facsimile No.: (212) 504-6666

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

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5.3 Governing Law; Choice of Venue. This Guaranty shall be governed in accordance with the laws of the State of New York and the applicable law of the United States of America. Any legal suit, action or proceeding against Guarantor or Lender arising out of or relating to this Guaranty shall be instituted in a Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and each of Guarantor and Lender hereby waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding.

5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

5.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower or Property Owner to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

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5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13 Waiver of Right To Trial By Jury. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENTS, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

5.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower or Property Owner under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or Property Owner or otherwise then, upon the restoration or return of such payments, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

ESH HOSPITALITY, INC., a Delaware corporation

By:	/s/ Ross W. McCanless
Name:	Ross W. McCanless
Title:	Chief Legal Officer

Replacement Guaranty Mortgage